This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                                      =========================================
                                      COMPLETE APPRAISAL
                                      OF REAL PROPERTY

                                      Masons Mill Business Park
                                      1800 Byberry Road
                                      Bryn Athyn Borough
                                      Montgomery County, Pennsylvania


                                      =========================================

                                      IN A SELF-CONTAINED REPORT
                                      As of July 1, 1997

                                      Prepared For:

                                      Goldman Sachs Mortgage Company
                                      85 Broad Street
                                      New York, New York 10004

                                      Prepared By:

                                      Cushman & Wakefield of Pennsylvania, Inc.
                                      Valuation Advisory Services
                                      Two Logan Square - 20th Floor
                                      Philadelphia, Pennsylvania 19103

Cushman & Wakefield of Pennsylvania, Inc.                    CUSHMAN &
Two Logan Square                                             WAKEFIELD(R)
Philadelphia, PA 19103                               A ROCKEFELLER GROUP COMPANY
(215) 963-4000

June 18, 1997

Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Re:   Complete Appraisal of Real Property
      Masons Mill Business Park
      1800 Byberry Road
      Bryn Athyn Borough
      Montgomery County, Pennsylvania

Dear Mr. Schechner:

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Pennsylvania Inc. is pleased to transmit our self-contained appraisal report estimating market value of the leased fee interest in the subject property.

      The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

      This report was prepared for Goldman Sachs Mortgage Company and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield of Pennsylvania Inc.

      This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

      The property was inspected by and the report was prepared by Michael A. Lagreca under the supervision of John B. Rush, MAI.

Mr. Sheridan Schechner
Goldman Sachs Mortgage Company      Page 2                        June 18, 1997

      Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions as of July 1, 1997, was:

                  FOURTEEN MILLION TWO HUNDRED THOUSAND DOLLARS

                                   $14,200,000

      This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield of Pennsylvania, Inc.


/s/ Michael A. Lagreca

Michael A. Lagreca
Valuation Advisory Services
Pennsylvania Certified
General Appraiser #GA-000218-L


/s/ John B. Rush

John B. Rush, MAI
Director
Valuation Advisory Services
Pennsylvania Certified
General Appraiser #GA-000331-L

MAL/JBR/os
(97-9112D)

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                              Masons Mill Business Park

Location:                                   1800 Byberry Road
                                            Bryn Athyn Borough
                                            Montgomery County, Pennsylvania

General Overview:                           Masons Mill Business Park is
                                            fourteen building, masonry and steel
                                            frame, multi-tenanted office complex
                                            situated near the corner of Byberry
                                            and Mason Mill Roads in Bryn Athyn
                                            Borough, Montgomery County,
                                            Pennsylvania. Situated on a 45.11+/-
                                            acre site, the fourteen buildings
                                            contain a combined leasable area of
                                            211,833+/- square feet. On the
                                            effective date of appraisal,
                                            occupancy stood at 90.8 percent.


Interest Appraised:                         Leased fee

Date of Value:                              July 1, 1997

Date of Inspection:                         May 29,1997

Ownership:                                  Bell Atlantic Land Development, Inc.

Highest and Best Use:                       Continued Office Complex

Value Indicators
  Sales Comparison Approach:
  Indicated Value:                          $13,800,000
  Value Per Square Foot:                    $65.15

  Income Capitalization Approach
    Estimated Market Rental Rate:           $13.00/SF
    Stabilized Vacancy Rate:                3.0%
    Effective Gross Income:                 $13.00/SF
    Operating Expenses                      $ 4.23/SF
    Net Operating Income:                   $ 8.77/SF
    Estimated Vacancy Between Tenants       Six months
    Free Rent:                              None
    Probability of Renewal:                 65%
    Tenant Improvement Allowance
       Rollover                             $ 7.00 per square foot
       Turnover                             $12.00 per square foot
    Estimated Market Rental Growth Rate     3.5%
    Estimated Expense Growth Rate:          3.5%
    Reversion Year Capitalization Rate      11.0%
    Transaction Costs in Reversion Sale:    3.0%
    Discount Rate:                          11.5%

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Summary of Salient Facts and Conclusions
================================================================================


  Indicated Value:                               $14,200,000

Value Conclusion:                                $14,200,000
  Value Per Square Foot:                         $67.03
  Implicit Capitalization Rate:                  13.07%

Marketing Time:                                  6 months

Special Assumptions Affecting Valuation:

1. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                               [GRAPHIC OMITTED]


                  Aerial view of the Masons Mill Business Park

                                                 Photographs of Subject Property
================================================================================


                               [GRAPHIC OMITTED]

                                   Building 4


                                   Building 6

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                                   Building 11


                                   Building 12

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                        Northwest view along Byberry Road

                      Southeast view along Masons Mill Road

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page
INTRODUCTION ...............................................................  1
     Identification of Property ............................................  1
     Property Ownership and Recent History .................................  1
     Purpose, Function and Scope of the Appraisal ..........................  1
     Definitions of Value, Interest Appraised, and Other Pertinent Terms ...  2
     Legal Description .....................................................  3

REGIONAL ANALYSIS ..........................................................  4

MARKET ANALYSIS ............................................................  9

PROPERTY DESCRIPTION ....................................................... 16
     Site Description ...................................................... 16
     Improvements Description .............................................. 17

REAL PROPERTY TAXES AND ASSESSMENTS ........................................ 22

ZONING ..................................................................... 24

HIGHEST AND BEST USE ....................................................... 25

VALUATION PROCESS .......................................................... 27

SALES COMPARISON APPROACH .................................................. 29

INCOME CAPITALIZATION APPROACH ............................................. 32

RECONCILIATION AND FINAL VALUE ESTIMATE .................................... 43

ASSUMPTIONS AND LIMITING CONDITIONS ........................................ 44

CERTIFICATION OF APPRAISAL ................................................. 46

ADDENDA .................................................................... 47


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    INTRODUCTION
================================================================================

Identification of Property

      The subject property is a fourteen building, one story, multi-tenanted, office complex known as Masons Mill Business Park which is located in Bryn Athyn Borough, Montgomery County, Pennsylvania. It is an attractive and modern office complex located near the corner of Byberry and Masons Mill Roads. The street address is 1800 Byberry Road, Huntingdon Valley, Pennsylvania. The subject is identified by Montgomery County as Tax Parcel 03-00-00272-004, 03-00-00489-003 and 03-00-00272-013 in Bryn Athyn Borough.

      This is a modern one-story complex built in phases from 1978 to 1980 on a 45.11+/- acre site. The complex contains 211,833+/- net rentable square feet. The complex is modern in appearance and functional in design. On the effective date of appraisal, occupancy stood at 90.8 percent.

Property Ownership and Recent History

      Title to the three tax parcels which comprise the subject property is held by Bell Atlantic Land Development, Inc. The following chart summarizes the most recent transaction at each tax parcel.

===============================================================================================================================
Tax Parcel              Grantor                             Grantee                          Date        Deed     Consideration
                                                                                                       Reference
-------------------------------------------------------------------------------------------------------------------------------
03-001-005       Montgomery County IDA             Bell Atlantic Land Development, Inc.    04/25/97    5185-2484     $3,150,00
03-001-024       Bell Atlantic Properties, Inc.    Bell Atlantic Land Development, Inc.    04/01/97    5183-1646       $ 1.00
03-001-028       Bell Atlantic Properties, Inc.    Bell Atlantic Land Development, Inc.    04/01/97    5183-1657       $ 1.00
===============================================================================================================================

Purpose and Intended Use of the Appraisal

      The purpose of this appraisal is to estimate the market value of a leased fee estate on July 1, 1997. The appraisal is to be used in a potential financing by our client, Goldman Sachs Mortgage Company.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with the property manager;

o Interviewed Chris Rodenhaver of the property management company, Bell Atlantic Properties;

o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the property manager;

o Reviewed a detailed history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs;

o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing properties which involved interviews with on-site managers and a review of our own data base from previous appraisal files;
================================================================================


                                      -1-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================


o Prepared an estimate of stabilized income and expense (for capitalization purposes);

o Conducted market inquiries into recent sales of similar properties to ascertain sales price per square foot and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.);

o     Prepared Sales Comparison and Income Capitalization Approaches to value.

Date of Value and Property Inspection

      The date of value is July 1, 1997. We inspected the property on May 29, 1997.

Property Rights Appraised

      Leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.
================================================================================


                                      -2-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

      Our analysis of comparable sales indicates that an Exposure Time of between 6 and 9 months was typical for office facilities. Therefore, based upon our analysis of comparable sales in conjunction with the physical, locational and economic characteristics of the subject property, it is our opinion that an Exposure Time of approximately 6 months would be typical prior to our market value conclusion as of the date of valuation

      The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

Leased Fee Estate

      An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

Value As Is

      The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Legal Description

      The property is legally identified by the Montgomery County Tax Assessor's Office, as Unit 005, 024 and 028 contained within Block 001 in Bryn Athyn Borough. We have not been provided with the metes and bounds legal description of this site. Therefore, none is exhibited in this report.

================================================================================


                                      -3-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================

Philadelphia Metropolitan Area

      The subject property is located in the northwest quadrant of the Philadelphia Metropolitan Area in Montgomery County, Pennsylvania. The Philadelphia Metropolitan Area, itself, encompasses over 3,500 square miles through the counties immediately surrounding the city in both Pennsylvania and New Jersey. The greater metropolitan area is actually part of a larger economic and geographic entity known as the Delaware Valley, which extends from Trenton, New Jersey at the north to Wilmington, Delaware at the south. The Delaware Valley is a closely integrated market which pervades the many political subdivisions incorporated in it.

Population

      According to the most recent estimate of the Federal Census Bureau, the Philadelphia Metropolitan Area has the fourth largest population in the nation after Los Angeles, New York, and Chicago. The currently reported population of about five million represents a .7 percent increase over that counted in 1990. The statistics indicated population growth in the suburban counties surrounding Philadelphia, with a decline in the city itself. The current population of Montgomery County is reported to be about 703,200, an increase of approximately
3.7 percent since 1990. These statistics are significant in that demographers believe population growth is directly tied to employment growth.

================================================================================
                              Population Statistics
                         Philadelphia Metropolitan Area
                                 (In Thousands)
================================================================================
          County               1980       1990      (delta)     1995     (delta)
================================================================================
Bucks                          483.8      541.2     +11.9%      570.6     +5.4%
--------------------------------------------------------------------------------
Chester                        320.1      376.4     +17.6%      399.7     +6.2%
--------------------------------------------------------------------------------
Delaware                       552.2      547.7     - 0.8%       548.2    + .1%
--------------------------------------------------------------------------------
Montgomery                     644.6      678.1     + 5.2%       703.2    +3.7%
--------------------------------------------------------------------------------
Philadelphia                 1,668.2    1,585.6     - 5.0%     1,521.5    -4.0%
--------------------------------------------------------------------------------
Burlington                     366.0      395.1     + 8.0%       400.8    +1.4%
--------------------------------------------------------------------------------
Camden                         472.8      502.8     + 6.4%       506.6    + .8%
--------------------------------------------------------------------------------
Gloucester                     202.1      230.1     +13.9%       243.1    +5.7%
--------------------------------------------------------------------------------
Salem                           65.0       65.3     + 0.5%        64.6    -1.1%
================================================================================
Total Metropolitan Area      4,774.8    4,922.3     + 3.1%     4,958.3    + .7%
================================================================================
Source: U.S. Census Bureau
================================================================================

Employment

      The traditional economic base of the region was once heavy manufacturing. Concurrent with national trends, the regional economy has now shifted toward a skilled/service oriented base. Approximately 35 percent of the region's 2.2+/- million in the wage and salary workforce is now employed in the service industries, as contrasted with the approximate 14 percent employed in manufacturing. Furthermore, another 23 percent of the region's workforce is employed in the wholesale and retail trades, while only 14 percent is employed by government.
================================================================================


                                      -4-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================

================================================================================
                         Philadelphia Metropolitan Area
                          January Employment Statistics
                                 (In Thousands)
================================================================================
    Industry Classification         1990      1995   (delta)       1997  (delta)
================================================================================
Manufacturing                       358.6     311.8   -2.6%        305.6  - 2.0%
Construction & Mining                95.4      73.9   +6.0%         73.2  - 1.0%
Transportation, Communication &
  Utilities                          99.0     104.5   +3.3%        104.7  + 1.9%
Wholesale & Retail Trades           508.0     482.8   -2.3%        494.6  + 2.4%
Finance, Insurance & Real Estate    167.6     155.1   -1.3%        154.2  - 0.6%
Services                            659.1     717.5   +4.3%        765.4  + 6.7%
Government                          308.4     303.3   +0.6%        298.7  - 1.5%
                                  ----------------------------------------------
Total Wage & Salary Employment    2,196.1   2,148.9   +0.8%      2,196.4  + 2.2%
                                  ==============================================
Total Civilian Labor Force        2,409.0   2,397.6   -0.9%      2,450.3  + 2.2%
                                  ==============================================
Unemployment                        114.1     143.5                       123.3
Unemployment Rate                     4.7%      6.0%                        5.0%
================================================================================
Source: Pennsylvania Department of Labor and Industry
================================================================================

      According to statistics prepared by the Pennsylvania Department of Industry and Labor, wage and salary employment in the Philadelphia Metropolitan Area increased by 47,500 jobs or 2.2 percent between 1995 and 1997. Additionally, the total civilian labor force which includes wage and salary employment plus those who are self-employed increased by 52,700 workers. As can be seen, a vast majority of this growth in employment is in the service industries and the wholesale and retail trades. The continued growth in the service industries as well as the relative stability in the finance, insurance and real estate classification is significant to real property like the subject as it is from these groups that the occupants of office space come.

      The state Department of Industry and Labor reports that, within the service industries, business services, particularly temporary help agencies and accounting firms, led this employment classification with a growth of 27,900 jobs created since 1992. Second place goes to medical services with 12,600 new jobs created in the Philadelphia Metropolitan Area over the past four years. Private sector education was third growing by 19,900 jobs. A listing of the ten largest employers in Montgomery County alone bears out these statistics.

================================================================================
                          Largest Non-Public Employers
                                Montgomery County
--------------------------------------------------------------------------------
       Employer                   Local Employees       Product or Service
================================================================================
Prudential Insurance Company             6,720     Insurance; Financial Services
--------------------------------------------------------------------------------
Martin Marietta                          5,700     Defense & Space Equipment
--------------------------------------------------------------------------------
Merck & Co.                              5,200     Pharmaceuticals
--------------------------------------------------------------------------------
SmithKline Beecham                       3,650     Pharmaceuticals; R&D
--------------------------------------------------------------------------------
Main Line Health System                  3,480     Home Health Care
--------------------------------------------------------------------------------
Rhone-Poulenc Rorer, Inc.                2,600     Pharmaceuticals
--------------------------------------------------------------------------------
Unisys Corp.                             2,600     Computer Equipment/Software
--------------------------------------------------------------------------------
U.S. Healthcare, Inc.                    2,388     Managed Health Care Plans
--------------------------------------------------------------------------------
Ford Electronics & Refrigeration         2,300     Automotive Electronics
--------------------------------------------------------------------------------
Abington Memorial Hospital               1,921     Teaching Hospital
================================================================================
Source: Philadelphia Business Journal
================================================================================
================================================================================


                                      -5-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      According to the Pennsylvania Department of Labor and Industry, the March, 1997 unemployment rate in the nine county Philadelphia Metropolitan Area was 4.9 percent as compared to 5.1 percent for the Commonwealth of Pennsylvania and 5.2 percent for the U.S. as a whole. Montgomery County had a 3.7 percent unemployment rate in March, 1997 which was one of the unemployment rate of any county in Pennsylvania.

Income

      The median effective household buying income or disposable income after federal taxes in the Philadelphia Metropolitan Area is currently estimated to be $44,815. Throughout the region, it is estimated that 11.4 percent of the 1.8 million households have an effective buying income under $20,000 annually. For the entire metropolitan area, 43.9 percent of households have yearly EBI in excess of $50,000. Montgomery County has the second highest current median household income level in the Metropolitan Area at $54,711 per dwelling unit.

================================================================================
                                Income Statistics
                         Philadelphia Metropolitan Area
================================================================================
                                          Effective
                                        Buying Income  Median Household EBI
   County             Households        (in Thousands)
================================================================================
Bucks                   201,200         $12,262,322         $53,117
--------------------------------------------------------------------------------
Chester                 141,500           9,721,125          56,581
--------------------------------------------------------------------------------
Delaware                202,700          11,060,641          45,752
--------------------------------------------------------------------------------
Montgomery              267,400          18,535,055          54,711
--------------------------------------------------------------------------------
Philadelphia            577,300          22,803,611          31,682
--------------------------------------------------------------------------------
Burlington              139,900           7,995,281          49,379
--------------------------------------------------------------------------------
Camden                  179,200           9,980,971          47,387
--------------------------------------------------------------------------------
Gloucester               83,100           4,672,913          51,405
--------------------------------------------------------------------------------
Salem                    23,700           1,195,590          45,095
================================================================================
Total                 1,816,000         $98,227,509         $44,815
================================================================================
Source: Sales & Marketing Management
================================================================================

Retail Sales

      Retail sales in the Philadelphia Metropolitan Area are currently estimated to approach $44.3 billion annually. The Philadelphia area ranked fourth nationally behind Chicago, Los Angeles, New York and Washington, D.C. in total retail sales for 1995, the last year for which statistics are currently available. Retail sales in this metropolitan area have increased at a compound annual rate of 4.2 percent since 1990. Within Montgomery County, annual retail sales for 1995 were estimated to be about $8.6 billion, which were 2.6 percent higher than the previous year sales. Since 1989, retail sales in Montgomery County have been erratic but have increased overall at a compound annual rate of
2.2 percent.

================================================================================


                                      -6-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

                                  Retail Sales
              Philadelphia Metropolitan Area and Montgomery County
                                 (In Thousands)
================================================================================
        Metropolitan                             Montgomery
Year    Philadelphia      (delta)                  County         (delta)
================================================================================
1989    $35,816,878         --                   $7,544,275         --
--------------------------------------------------------------------------------
1990    $36,033,312       +0.6%                  $7,357,913       -2.5%
--------------------------------------------------------------------------------
1991    $35,120,446       -2.5%                  $7,079,937       -3.8%
--------------------------------------------------------------------------------
1992    $39,811,716       +12.2%                 $8,016,495       +13.2%
--------------------------------------------------------------------------------
1993    $40,858,286       +2.6%                  $8,358,755       +4.3%
--------------------------------------------------------------------------------
1994    $43,480,561       +6.4%                  $8,366,567       +0.1%
--------------------------------------------------------------------------------
1995    $44,309,612       +1.9%                  $8,581,033       +2.6%
--------------------------------------------------------------------------------
Compound Annual Change    +4.2%                                   +2.2%
================================================================================
Source: Sales & Marketing Management 1990-1996
================================================================================

Linkages

      The Philadelphia Metropolitan Area benefits from an admirable transportation system linking the region to the rest of the nation and points throughout the world. The Port of Philadelphia is one of the largest fresh water ports in the country. The Philadelphia International Airport provides service to most major North American cities and many European destinations. From its central location in the heart of the eastern megalopolis, excellent highway and rail accessibility is also available.

Cultural, Educational and Recreational Resources

      Educational opportunities abound throughout the region, with twelve major colleges and universities located here. There are also four teaching medical college hospitals in the Philadelphia area. As the nation's fourth largest urban center and first capital, cultural and recreational activities available to the populace are widely diverse.

Conclusions

      The central core of this metropolitan area, the City of Philadelphia, continues to experience a fiscal crisis precipitated by a diminishing tax base and the increased need for new and costly municipal services. However, the current administration and council are now cooperating to promote fiscal responsibility which has created the city's first operating surplus in years. On the other hand, the surrounding suburban counties have been the focus of the region's population and job growth over the last decade. This trend is expected to continue into the next century.

      Overall, the Philadelphia Metropolitan Area is an older, densely developed region with a mature economy which can only be expected to grow less and at a slower pace in the months and years to come. Taxes and labor costs throughout the Northeastern United States are higher than elsewhere so that the opportunities for low cost start-up companies are less. Fortunately, the patchwork of existing small to mid-sized companies in the Philadelphia Metropolitan Area should protect this region from the severe economic shocks seen in many single industry towns.
================================================================================


                                      -7-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      Thus, over the long term, the Philadelphia Metropolitan Area benefits from a diversified economic base which should protect the region from the effects of wide swings in the economy. The region's strategic location along the eastern seaboard and its reputation as a major business center should further enhance the area's long term outlook. The region's real estate is giving way to optimism as availabilities are absorbed through the current economic expansion. It is our conclusion that the long term trends of the region should eventually exert positive influences on the values of well located and well designed real property.

Conclusion

      Philadelphia is the fifth largest city in the country but, due to the population of its suburbs, it is the fourth largest metropolitan area. On an overall basis, the population of this region is experiencing only modest gains. However, significant gains are occurring within the suburban counties of Bucks and Chester on the Pennsylvania side of the Delaware River and in Gloucester County on the New Jersey side. This comes at the expense of the older, more densely developed Cities of Philadelphia and Camden. Major shifts in population create opportunities for land developers.

      The region's economy is diversified with the service industries now the largest single sector. This segment provides the largest gains in employment as well which is a primary demand generator for office space and service establishments. A expanding economy is also good for housing, retailing and the wholesale trades as well.

      Regional economic trends point toward an era of continued modest growth, particularly in the suburban area of the region. This, over time, should continue to maintain demand for most types of real property. However, we believe that only those properties with a desirable location and functional design will out-perform inflation in the general economy.
================================================================================


                                      -8-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 MARKET ANALYSIS
================================================================================

      The subject property is located in the Huntingdon Valley section of Montgomery County, Pennsylvania. Huntingdon Valley is primarily an established and highly desirable community situated just beyond the Philadelphia city limits in the eastern end of Montgomery County. There are commercial office and retail facilities in this neighborhood along some of the major arterial roadways which circulate through Huntingdon Valley. The subject property is its own office complex of fourteen single story buildings on one of those arterials, Byberry Road.

General Office Market Overview

      Office buildings, as an asset class, are attracting renewed interest from investors in the current market. Many believe suburban office buildings offer the greatest upside potential among the various property types. Prices for the best quality suburban office buildings have increased due to buyer demand.

      In most suburban markets, office vacancies have declined reflecting the expansions of small business. Most acknowledge that the market "bottomed-out" in 1995 and rents are now generally increasing. More recently, as buyer demand pushes prices up, some investors are more willing to pay for "future" dollars when only 18 months ago purchase decisions were based solely on revenue in place.

      The lack of new construction is also viewed as a positive in the office market. Though firms are leasing less space per employee than ever before, once the current economic recovery solidifies, office building owners are now in a stronger negotiating position as demand outpaces supply. Still, in most communities, there is plenty of land available for new competition.

      The job growth which is occurring now comes from small and mid-sized technologically sophisticated firms. These, more than most, seek suburban locations which are close to their employees. By moving closer to their employees, commuting time is less which, some say, creates a more productive workforce. Frequently, occupancy costs are lower in the suburbs than in the urban core which translates back into corporate profitability. The subject property benefits from such trends, particularly due to its location outside the Philadelphia city limits.

      The subject property shares in these macro-market observations and trends. More importantly, the subject competes in its own micro-market for tenants, users and ultimately, investment returns. The following is a detailed description of this local marketplace.

Market Supply

      The subject property competes for tenants in what Cushman & Wakefield designates the Horsham/Willow Grove/Jenkintown submarket area of the western suburbs of Philadelphia. There are approximately 3.14 million square feet of existing commercial office space in the Horsham/Willow Grove/Jenkintown marketplace. The following chart is an overview of this marketplace at the end of the First Quarter 1997.

================================================================================


                                      -9-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                            Office Market Overview
                         Horsham/Willow Grove/Jenkintown
                                 March 31, 1997
================================================================================
Class of Space     Total Rentable Area       Total Area Available  Vacancy Rate
================================================================================
A                      2,037,839 SF               140,712 SF           6.9%
B                        997,284 SF               123,828 SF          12.4%
C                        108,200 SF                10,000 SF           9.2%
Total Inventory        3,143,323 SF               274,540 SF           8.7%
================================================================================

      As of March 31, 1997, total vacancy in this marketplace was reported to be
8.7 percent, down from 9.4 percent at the end of 1996. In any type of market, there must be an inventory of goods maintained in order to satisfy demand. Within the commercial office market, some space must be maintained at all times to accommodate the constant shifting of tenants. The following is a listing of blocks of contiguous space in the Horsham/Willow Grove/Jenkintown marketplace in excess of 20,000 square feet.

================================================================================
                           Blocks of Contiguous Space
                          20,000 Square Feet or Greater
                     Horsham/Willow Grove/Jenkintown Market
                                 March 31, 1997
================================================================================
     Location                                           Rentable Contiguous Area
================================================================================
The Pavilions at Jenkintown                                    45,000+/- SF
Lakeside Plaza 11                                              22,265+/- SF
One Fairway Plaza                                              30,000+/- SF
================================================================================

      A shortage in available inventory is indicated in the market when there is a discernible lack of prime contiguous office space for larger users. Under these conditions, new construction is stimulated. At present, there are two build-to suit projects under construction in the Horsharn Millow Grove/Jenkintown market area at the Commonwealth Corporate Center in Horsham Township. These include a 90,000+/- square foot building for Advanta, as well as a 480,000+/- square foot administrative and engineering complex on 70 acres for General Instrument.

      There are only three blocks of space in excess of 20,000 contiguous square feet which are currently vacant in the Horsham/Willow Grove/Jenkintown market area. Land does exist in this marketplace for new competition. However, financing requirements continue to be stringent which will curtail rampant, speculative development. Without a financially responsible lead tenant or user, construction and permanent financing is unobtainable at this time.

================================================================================


                                      -10-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      Over the last 15 months, the vacancy rate in the Horsham/Willow Grove/Jenkintown marketplace has declined from 17.5 percent at the end of 1995 down to a first quarter 1997 level of 8.7 percent. This significant decrease is attributable to the current rate of absorption, combined with the reduction in inventory and availablities associated with the sale of the Breyer Office Park in Jenkintown to an owner/user. Interestingly, the vacancy that does exist in most markets is concentrated in the average and below average buildings. Older, lesser quality office space cannot compare against newer, functional buildings. The aggregate amount of these spaces is such that many analysts are now suggesting structural vacancy to be well above the conventional five percent utilized in past years. On a relative basis, most of the vacancy in the current market is in the older lesser grades of space. The following chart summarizes overall vacancy and total availabilities in the local market since the end of 1993.

================================================================================
                    Office Market Vacancy and Availabilities
                         Horsham/Willow Grove/Jenkintown
================================================================================
     Period                      Space Available                    Vacancy Rate
================================================================================
1st Quarter 1997                      274,540 SF                           8.7%
   Year End 1996                      294,365 SF                           9.4%
   Year End 1995                      614,977 SF                          17.5%
   Year End 1994                      499,450 SF                          15.2%
   Year End 1993                      554,565 SF                          17.5%
================================================================================

      There are no formal plans for additions to inventory other than the 90,000+/- square foot Advanta headquarters building and the 480,000+/- square foot General Instrument headquarters property in the Commonwealth Corporate Center at this time in the local market. Additionally, there are only three blocks of contiguous space equal to 20,000 square feet or greater in the Horsham/Willow Grove/Jenkintown market. Locally, there are 45,000+/- square feet available within The Pavillions at Jenkintown, 22,365+/- square feet at Lakeside Plaza 11 and 30,000+/- square feet available at One Fairway Plaza. Besides those cited, a major user has no alternative but to consider a build-to-suit transaction. Considering the current costs of construction relative to market rental rates, the basis is set for a jump in rental rates though the timing of such an event is not all that clear. Nonetheless, this is a positive market influence on existing office product like the subject property.

Market Demand

      Market demand for office space is primarily measured by absorption statistics. Demand for office space in the Horsham/Willow Grove/Jenkintown market has historically come from the movement of users outward from within the City of Philadelphia and from the formation of new high tech/service oriented businesses. Over the past 51 months, absorption of office space in this market has been averaging 11,234+/- square foot per quarter or 44,935+/- square feet annually. Leasing activity has essentially maintained itself at something approximating 53,951+/- square feet per quarter or 215,805+/- square feet per annum.

================================================================================


                                      -11-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================
                      Office Market Absorption and Leasing
                         Horsham/Willow Grove/Jenkintown
================================================================================
     Period                       Absorption                        Leasing
================================================================================
1st Quarter 1997                   16,325 SF                       49,185 SF
   Year End 1996                   94,212 SF                       309,292 SF
   Year End 1995                  -86,151 SF                       121,056 SF
   Year End 1994                  -73,840 SF                       245,307 SF
   Year End 1993                  240,428 SF                       192,332 SF
================================================================================

      From an overall market perspective, absorption statistics are highly indicative of long term growth or decline. Among the various properties which compete for tenants, leasing activity serves as an indication of movement around a specific marketplace. Where absorption is the net change in occupied space over a period of time, leasing is the sum of all completed transactions in a given time period. Leasing statistics are an important consideration in an office market analysis as they can show the amount of continued interest in a specific marketplace and product type. Typically, new construction benefits in a market with strong leasing statistics as tenants "trade-up" to the latest buildings from older complexes.

      Office occupancies are now being affected by American business' need to compete globally and an application of new technologies to the way white collar employment is conducted. In order to compete, many corporations are downsizing their operations, forcing fewer employees to do more in less space. Also, technologies like portable phone systems and voice mail enable many to work for extended periods outside their base of operations. Many of these new jobs are frequently held by workers who can perform their services from home offices, clients' offices or under "hoteling" arrangements.

      Given current market dynamics, it would appear that new office space will be needed in the next few years. This, of course, bodes well for current investors with the patience and wherewithal to wait for that expected turn of events. With anticipated demand, and the obsolescence in most of the existing Class B and C space, it would appear that upside potential exists in well located and functionally designed office properties like the subject. We note, however, that discipline will need to continue among financiers of such projects or a return to the economic bust of the late Eighties will result.

Rental Rates

      The average face rental rate for Class A office space in the Horsham/Willow Grove/Jenkintown marketplace at the end First Quarter of 1997 was $20.20 per square foot of rentable building area on a full service basis. This represents a slight decrease from the year end 1996 figures, but an 11 percent increase from that reported at year end 1995. In the local marketplace, Class B space leases at an approximate 20 to 25 percent discount from Class A space. The following is a presentation of average face office rental rates in this market since year end 1993.

================================================================================


                                      -12-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

=====================================================================================================
                        Average Face Office Rental Rates
                               Full Service Basis
                     Horsham/Willow Grove/Jenkintown Market
=====================================================================================================
                           Average                        Average
  Period Ending            Class A        (delta)         Class B      (delta)        CPI     (delta)
                            Rent                           Rent
 1st Quarter 1997         $20.20/SF       - 2.8%         $15.68/SF      +0.0%        166.0    +0.1%
 Year End 1996            $20.78/SF       +13.8%         $15.56/SF      +4.9%        165.1    +3.0%
 Year End 1995            $18.20/SF       -13.3%         $14.83/SF      +2.5%        160.3    +2.4%
 Year End 1994            $21.00/SF       +12.8%         $14.47/SF      +0.1%        156.6    +2.7%
 Year End 1993            $18.61/SF                      $14.46/SF                   152.5
=====================================================================================================
Compound Annual Rate:                      +2.6%                        +2.5%                 +2.6%
=====================================================================================================

      As can be seen from this presentation, the average rental rate for Class A office space in the Horsham/Willow Grove/Jenkintown marketplace has increased at an annual compound rate of 2.6 percent since year end 1993, while Class B space increased at a rate of 2.5 percent. By comparison, the region's Consumer Price Index has increased at a compound annual rate of approximately 2.6 percent over the same time period. However, with the recent increase in rental rates for Class A space and the sharp decline in the overall vacancy rate in the local marketplace, we would expect the growth rate in rental rates to exceed the rate of inflation in the short term.

      Eventually, a tight Class A office market like the subject's will precipitate new construction. In order to economically justify construction, users must first be willing to pay higher rents than are now being achieved in the competitive open market. Again, this bodes well for well designed and well maintained real property like the subject.

Concessions

      Rent abatement had been a standard inducement to tenants during the late Eighties and very early Nineties, but are now not frequently being granted. In order to win new tenants, landlords had been paying for tenant requested office finishes well over the standard work letter. In some instances, landlords were also paying the tenants' moving charges, assuming the rental payments on the tenants' existing leases, and even making cash bonus payments to the tenants in order to entice them to a new project. Most of these types of concessions have ceased though as capital for such items has all but effectively been removed from the current market. While there are still instances of free rent being quoted, the current trend is definitely toward effective rents.

================================================================================


                                      -13-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================


Tenant Improvements' Costs

      In the leasing of brand new professional office space, a building standard for interior finishes is established. Should a particular tenant desire interior office finishes which exceed the established building standard, then that tenant must reimburse the landlord for constructing them. The standard work letter for brand new first generation office space in suburban Philadelphia is approximately $20.00 per square foot of rentable area. The cost for tenant requested interior office finishes which exceed these standards are borne by the lessee. In relet, second generation space like the subject, however, the cost of tenant alterations is considerably less as many materials can be recycled.

      The trend of the current marketplace, particularly in second generation space, has been to work with what is in place. From ownership's perspective, cash for tenant improvements is scarce so that avoiding demolition and reconstruction costs is important. We are informed that tenants are also less demanding in their space improvements needs in order to secure a more favorable rental rate in these competitive times for American business.

      In general terms, a simple re-painting and re-carpeting and cleaning of ceiling tiles can cost from $5.00 to $8.00 per square foot of rentable area. When some demolition and reconstruction is necessary, tenant improvement costs easily escalate to the $10.00 to $15.00 per square foot range. A complete demolition and reconstruction of a major tenant area or full floor will cost from $18.00 to $22.00 per square foot in the current market. The amortization of these costs over the term of the lease is expensive and can further lower ownership's return.

Leasing Commissions

      The standard market practice for leasing commissions at office space in suburban Philadelphia is six percent of the first year's negotiated rent, five percent of the second, four percent of the third, and three percent of each successive year's gross rent - all payable at initial occupancy. On a weighted average basis for a five year lease, commissions would amount to 4.2 percent of the aggregate rent negotiated. For a renewal, half that amount is customary but open to negotiation between ownership and the brokerage community. In any event, the cost of leasing commissions is an expense to ownership beyond the general operations of the real estate.

Direct Competition

      As of the end of the first quarter 1997, there were a total of approximately 2.04 million square feet of existing Class A commercial office space in the Horsham/Willow Grove/Jenkintown market, itself, dispersed among 41 buildings. At the same time, there is approximately one million square feet of Class B space in this marketplace within 18 buildings. The segment of the Horsham/Willow Grove/Jenkintown market which was thought to be competitive with the subject property consisted of four multi-story buildings in the Huntingdon Valley/Rydal area, as well as eleven one story buildings in the Horsham area. At the present time, these fifteen properties exhibit a total vacancy rate of approximately 19 percent which is much higher than the market at large. However, it must be noted that the majority of the vacant competing space is situated within two properties, namely One Fairway Plaza and Lakeside Plaza II. When excluding these two properties from the survey, the vacancy rate for the competitive properties is reduced to a market oriented 9.5 percent.

================================================================================


                                      -14-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      We have identified 15 Class A and Class B buildings in the Horsham/Willow Grove/Jenkintown market which we directly compete for tenants with the subject property. This direct competition is summarized on the opposing page. As can be seen from this presentation, there are approximately 557,000 square feet of office space in these 15 buildings. As of the first quarter of 1997, quoted rental rates range from $13.75 per square foot plus tenant electricity with a base year expense stop up to $16.50 per square foot plus electricity with a base year expense stop. As the subject is currently 90 percent occupied, the desirability of this sub-market is apparent.

      As noted on the opposing page, the direct competition is now asking for $13.75 to $16.50 per square foot plus electricity. In addition, the overall market vacancy level is in single digits. It is to be noted that current market rental levels have surpassed some existing contract rents now in place in the Horsham/Willow Grove/Jenkintown marketplace. This creates an opportunity for ownership of the subject property once the existing leases expire which can only have a positive impact for long term values.

Conclusions

      In conclusion, the local rental market has improved over the past year with an overall vacancy rate at 8.7 percent. During the past 3 to 4 years, overall absorption has been positive, vacancy has declined and rental rates have increased modestly in the subject's marketplace. Suburban areas like Horsham/Willow Grove/Jenkintown marketplace are expected to be the focus of job creation well into the next century. However, while forecasts call for an expansion in office type employment, the absolute amount of that will be less than previously experienced in the boom years of the Eighties. Nevertheless, Huntingdon Valley's proximity to the Willow Grove Interchange of the Pennsylvania Turnpike and its desirable residential neighborhoods should ensure a continued demand for office space in this sector. With efficient management and aggressive promotion, we believe the subject property will continue to favorably compete in this market.

================================================================================


                                      -15-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            PROPERTY DESCRIPTION
================================================================================

Site Description
Location:                     Masons Mill Business Park
                              1800 Byberry Road
                              Bryn Athyn Borough
                              Montgomery County, Pennsylvania

Shape:                        Irregular

Land Area:

   Tax Parcel 03-001-005      11.94+/- acres
   Tax Parcel 03-001-024      14.17+/- acres
   Tax Parcel 03-001-028      19.00+/- acres
   Total                      45.11+/- acres

Frontage:                     778' of frontage along the southwesterly side of
                              Byberry Road and 1,058' along the southeasterly side of Masons Mill Road

Topography:                   Generally level

Street Improvements:          Byberry Road and Masons Mill Road are both macadam
                              paved roadways. Byberry Road extends in generally a northwest/southeast direction, while Masons
                              Mill Road extends in generally a
                              northeast/southwest direction.

Access: Access to the subject site is available via two driveway entrances along the southwesterly side of Byberry Road and two additional entrances along the southeast side of Masons Mill Road.

Soil Conditions:              We did not receive nor review a soil report.
                              However, we assume that the soil's load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Land Use Restrictions:        We were not given a title report to review. We do
                              not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

================================================================================


                                       16-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Flood Hazard:                 According to Community Panel No. 421899-0001B,
                              National Flood Insurance Rate Map, effective May
                              15, 1991, the subject property is in Flood Hazard
                              Zone AE and Zone X. The portions of the subject which are situated in Zone AE are affected by the 100 year flood hazard area for which flood insurance is a requirement, while the portions situated in Zone X are defined as being in either the 500 year flood plain or outside the boundaries of the 500 year flood plain. Without a more definitive engineering report, we have assumed that the individual buildings were not situated in the flood hazard areas.

Wetlands:                     We were not given a Wetlands survey. If subsequent
                              engineering data reveal the presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

Hazardous Substances:         We observed no evidence of toxic or hazardous
                              substances during our inspection of the site.
                              However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Comments:                     Tax Parcel 03-001-024 is separated from the other
                              two parcels which form the subject property by land titled to the Pennypack Watershed. This designated open space area, which comprises almost
                              21 acres, together with the subject lands, combine to offer an aesthetically pleasing office environment. Overall, the subject site is typical of the area, functionally adequate and well suited for its present use. Although the Floor Area Ratio is only 10.8 percent, which is low for a property like the subject property, it was thought to be reasonable when considering the irregular shape of the subject site and the presence of the designated flood plain areas.

Improvements Description

      The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the building manager.

General Description
  Year Built:                 1978 through 1982

  Number of Floors:           One (1)

================================================================================


                                      -17-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Number of Buildings:          Fourteen (14)

Gross Leasable Area:
       Building 1              17,415+/- square feet
       Building 2              12,000+/- square feet
       Building 3              12,000+/- square feet
       Building 4              11,880+/- square feet
       Building 5              16,060+/- square feet
       Building 6              16,000+/- square feet
       Building 7              16,365+/- square feet
       Building 8              18,000+/- square feet
       Building 9              12,000+/- square feet
       Building 10             18,039+/- square feet
       Building 11             12,000+/- square feet
       Building 12             17,994+/- square feet
       Building 13             14,000+/- square feet
       Building 14             18,080+/- square feet
                              ----------------------
       Total                  211,833+/- square feet

Construction Detail:
     Foundation:              Reinforced concrete footings.

     Framing:                 Structural steel.

     Floors: Reinforced concrete slab over a crushed stone base.

     Exterior Walls:          Building #1 through #6 consist of a stucco finish
                              which was applied over an original siding of T-111 wood panels. Building #7 through #14 consist of stucco and stone veneer over concrete block.

     Roof Cover:              Insulated metal deck over steel framing
                              throughout. The roof cover on each building consists of aluminum panels over the original asphalt shingle roof. The portion of the roof structure which is flat and within the parapet consists of a rubberized cover.

     Windows: Aluminum framed, fixed pane, insulated glass windows throughout.

     Pedestrian Doors:        Aluminum and safety glass pedestrian access doors.

     Loading Doors Insulated metal, overhead, drive-in loading doors are available in Building #4, #6, #9, #10, #11, #12 and #13.

================================================================================


                                      -18-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
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

                                                            Property Description
================================================================================

Mechanical Detail
  Heating and Cooling:        Each building is heated and cooled by roof
                              mounted, electric heat pumps equipped with supplementary electric baseboard heating units.

     Electrical:              Each building is separately metered. Incoming
                              power was considered sufficient for the existing office use.

     Plumbing:                Male and female restroom facilities are provided
                              in each tenanted area. Water and waste lines are of code - conforming materials. Domestic hot water was provided by individual electric fired water heaters.

     Elevator Service:        None

     Fire Protection:         With the exception of a portion of Building #8,
                              which was originally the corporate offices of a local lending institution, the buildings were not sprinklered.

     Security:                Each tenanted area has an individual security
                              system.

Interior Detail
     Layout: The layout of each building is flexible in design, suitable for either single or multiple tenant occupancy. As of the date of our inspection Building #1, #2, #3, #6, #9, #10, and #11 were utilized as single tenant buildings, while the remaining seven buildings were utilized as multi-tenanted buildings. Access to the tenant areas is via aluminum/glass doors along the exterior of each building.

                              The layout of the individual units consist primarily of partitioned private offices along the perimeter and open general office space along the interior.

     Floor Covering:          Primarily carpeted or vinyl tiled floor cover.

     Walls:                   Primarily painted drywall, throughout.

     Ceilings:                Suspended acoustical ceiling tiles.

     Lighting:                Recessed fluorescent lighting fixtures,
                              throughout.

     Restrooms:               Individual male and female restroom facilities are
                              provided in each tenanted area.

================================================================================


                                      -19-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Site Improvements
    Parking:                  Macadam paved parking for 715+/- automobiles.

    On-Site Landscaping:      Low maintenance shrubbery and green areas present
                              an aesthetic appeal to the buildings.

Americans With
    Disabilities Act:         The Americans With Disabilities Act (ADA) became
                              effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:         We are not aware of any potentially hazardous
                              materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Design Features and
    Functionality:            The subject improvements consist of fourteen,
                              one-story office buildings which can be utilized for either single or multi-tenant occupancy.
                              Considering the overall layout and design of the buildings, the available on-site parking and the aesthetic appeal provided by the landscaped yard areas, the subject's appeal to prospective tenants is very good.

Physical Condition:           The subject property was inspected on May 29,
                              1997. At that time, the improvements appeared to be in good physical condition with no significant items of deferred maintenance noted. Ordinarily, the economic life of a complex like this is 45 years. Due to the high level of maintenance which the improvements have received, the appraiser estimates the effective age of the complex to be 5 to 10 years with a remaining economic life of 35 to 40 years.

================================================================================


                                      -20-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

                              We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

================================================================================


                                      -21-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

      The subject property is under the taxing jurisdiction of Montgomery County. Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the real property, in conjunction with the total combined tax rates of the taxing jurisdiction. In an effort to project the future tax liability for the subject property, we have reviewed both. the present and historical tax rates combined with a forecast of the assessments.

Tax Rates

      The following is a chart displaying the five and ten year trend in tax rates levied by the above noted taxing jurisdictions:

================================================================================
                      Tax Rates Per $1000 of Assessed Value
================================================================================
Taxing Authority        1987 Tax Rate        1992 Tax Rate        1997 Tax Rate
================================================================================
      County               $ 22.65              $ 33.00               $ 40.60
--------------------------------------------------------------------------------
     Borough                 56.50                89.00                 93.00
--------------------------------------------------------------------------------
     Schools                 12.00                17.00                 20.00
--------------------------------------------------------------------------------
      Total                 $91.15              $139.00               $153.60
================================================================================

      As the preceding chart indicates, the tax rates affecting the subject property have increased by approximately 2.02 percent per year over the past five years (since 1992), but 5.36 percent per year over the past ten years (since 1987). Typically, over the long term, tax rates will mirror inflationary trends, with average compound growth rates of 3.0 to 4.0 percent.

      Tax rates increase or decrease annually based upon changes in municipal budgets and the total tax base. Again, over the longer term, tax rate increases tend to mirror inflationary trends, except during periods of economic decline or in fast growing areas where new services are required. With the likely stabilization of real estate values and the tax base, we are of the opinion that more normal increases in tax rates, of say 3.0 to 4.0 percent, will be the trend over the intermediate term.

Tax Assessment

      The Montgomery County Board of Assessment establishes the assessed value on real property for all of the previously noted taxing jurisdictions. The 1997 assessment, as well as the historical assessments for 1995 and 1996, are as follows:

================================================================================
                            Historical Assessed Value
================================================================================
       Block - Unit         1995               1996                 1997
================================================================================
         001-005          $291,700           $291,700             $240,832
         001-024          $386,300           $386,300             $318,895
         001-028          $300,800           $300,800             $242,358
           Total          $978,800           $978,800             $808,085
================================================================================

================================================================================


                                      -22-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                             Real Property Taxes and Assessments
================================================================================

      As can be seen from the above chart, the 1995 and 1996 assessment remained stable. The 1997 assessment represents a 17.4 percent decrease over the 1996 assessment, as the result of a successful assessment appeal. In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have compared the assessment to estimated value of the subject property as concluded in this report.

      According to the State Tax Equalization Board (STEB), the current assessment to value ratio in Montgomery County is 5.4 percent. Thus, the subject's total assessment implies a market value, for tax purposes, of approximately $14,965,000. Based upon our subsequent value conclusion, it appears that the subject is slightly over assessed.

Ad Valorem Tax Conclusions

      Applying the 1997 assessment for the subject to the total 1997 tax rate results in a combined tax burden of $124,121.86 in that year as calculated in the following chart.

             ======================================================

                        $808,080 x $0.1536 = $124,121.86

             ======================================================

      The above taxes have been paid for 1997.

      Montgomery County recently completed a county wide re-evaluation. For 1998, the combined assessment on the subject property will be $18,347,390, which is based upon the county's estimate of the current market value of the subject. The proposed total assessment over the subject property implies a value for tax purposes that is much greater than that found in our subsequent valuation. Conversation with a representative of the assessor's office indicated that the county mailed the official assessment notices for Bryn Athyn Borough on June 13, 1997 and that the owner needs to appeal the assessment within 40 days, which would be July 23, 1997. In that the subject's assessment for 1997 was reduced by court order to an equalized value of approximately $14,965,000, it would appear that an appeal of the 1998 assessment would be reasonable. Combining the likely change in the 1998 assessment with the fact that the 1998 tax rate has not been established, we have utilized the current assessment and tax rate as a basis for an estimate of future tax liability.

================================================================================


                                      -23-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                          ZONING
================================================================================

      The subject property is zoned LI Limited Industrial. Permitted uses within this district include offices, flex-office and most light industrial type land uses. Following is a summary of the area requirements which regulate development within the LI zoning classification.

      Minimum Site Area:                           10 acres.
      Minimum Individual Lot Area:                 2 acres.
      Maximum Building Coverage Ratio:             50 percent.
      Minimum Yard Requirements:
                       Front                       100 feet.
                       Side                         50 feet.
                       Front                        50 feet.

      Maximum Building Height:                     40 feet or three stories.
      Minimum Off-Street Parking:                  One space per 100 square feet
                                                   of floor area

      Based upon the subject's leasable area of 211,833+/- square feet, it would appear that zoning would require that the contain 2,118+/- parking spaces. Based upon the subjects 715+/- existing spaces, it would appear that the subject represents a legal non-conforming use.

      We know of no deed restrictions (private or public) which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine the existence of such restrictions.

================================================================================


                                      -24-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site as Though Vacant

      According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

      Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physically Possible

      The subject site contains approximately 45.11+/- acres of land with frontage along Masons Mill and Byberry Roads in Bryn Athyn Borough. While the size and of the site is felt to provide a for a wide variety of development potential, the shape and existence of floodways limits the density threreof. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate.

Legally Permissible

      The subject's zoning classification permits light industrial and office type land uses. As previously mentioned, we are not experts in the interpretation of complex zoning ordinances. Additionally, there are no private restrictions which are known to adversely affect the utilization of the land. Thus, a planned industrial of office utilization of the subject parcels is legally permissible.

Financially Feasible

      The Regional Analysis section of this report presents demographic and general economic trends which are now favorable for real estate ownership and development. This is particularly true for the suburban communities surrounding Philadelphia where population growth and employment creation are expected to positively continue into the foreseeable future. In spite of this optimism, real estate owners and investors must be cognizant of the fact that the region is densely developed on a relative basis with a mature economy which serves to limit opportunities. Thus, only those properties with a desirable location and functional design are expected to out perform inflation in the general economy.

      In the local real estate market, occupancies are now the highest they have been in server with positive effects on rental rates achieved. Financing is now available when sufficiently supported by the credit of an owner or major tenant. We note, though, that office users can afford to pay more for space than can industrial users of real property. Considering the strength of the market, permitted uses by zoning and the site's physical traits, it is our opinion that the highest and best use of the land on a vacant basis is office development.

================================================================================


                                      -25-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

Highest and Best Use of Property as Improved

      According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

      Unlike the previous analysis of the subject site as vacant, here we consider the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

Physical Considerations

      The subject site at 1800 Byberry Road has been improved with a fourteen building office complex which contains a leasable area of 211,833+/- square feet. The property, which was 90 percent occupied at the time of inspection, appeared to be in good physical condition. Based upon our observation, there are no apparent physical factors that would adversely affect the continued utility and/or existence of the subject improvements.

Legal Considerations

      As previously stated, we are not experts in the interpretation of complex zoning ordinances. However, based upon our review of public information, it appears that the existing use and development of the subject have been accepted by the local zoning officials. Thus, the subject parcels, as presently improved, represents legal and conforming uses.

Financially Feasible

      At present, the subject property is 91 occupied though a significant tenant, General Instrument, is scheduled to vacate over the next year when its new headquarters in Horsham Township is completed. Despite this, our analysis of the local trends suggests that this space can be re-absorbed by the market in a reasonable amount of time. Our subsequent analysis of the property (land plus improvements) is greater than what would be the value of the land on a vacant basis. Therefore, it is our opinion that the subject property, as presently developed, represents the highest and best use of the site.

================================================================================


                                      -26-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               VALUATION PROCESS
================================================================================

      In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

      The Cost Approach was not performed for the following reasons:

      o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

      o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

      o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

In the Sales Comparison Approach, we performed the following steps:

      o Searched the market for recent sales of one story office complexes within the subject marketplace which contain similar physical and economic characteristics to the subject property.

      o Analyzed differences between those sales and the subject on the basis of the sale price per square foot and extracted overall capitalization rates.

      o Correlated the various value indications into a point value estimate from within the range.

In developing the Income Capitalization Approach, we:

      o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, and industrial uses.

      o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

      o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

      o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.

================================================================================


                                      -27-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Valuation Process
================================================================================

      0 Considered the type and reliability of the data used and applicability of each approach.

      0     Reconciled the approaches to a final value conclusion.

================================================================================


                                      -28-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

      By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

      1. research recent, relevant property sales and current offerings throughout the competitive area;

      2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

      3. identify sales that include favorable financing and calculate the cash equivalent price;

      4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

      5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

      6. interpret the adjusted sales data and draw a logical value conclusion.

Analysis of Sales

      Over the past 12 months, the market has shown signs of improvement. Rents have increased and concession packages have dissipated while positive net absorption is taking place. In terms of the investment market, demand is primarily being generated by institutional investors including several large pension funds/European and Asian investors/opportunistic investors such as Vulture Funds stimulated in an effort to capture "bottom of the market" sale prices.

      The subject property consists of a fourteen building, one story office complex identified as Masons Mill Business Park which contains a leasable area of 211,833+/- square feet. On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of the subject property. The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of building area. All comparable sales were analyzed on this basis. Detail sheets describing the sales employed in this analysis can be found among the Addenda to this report.

================================================================================


                                      -29-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leaseholds interests. Locationally, Comparable Sale #1 exhibits a superior commercial office location in suburban Chester County. Physically, this property was in similar condition at the time of sale. Economically, Comparable Sale #1 was 98 percent occupied at the time of sale as compared to the 90 percent occupied subject property. Regarding economies of scale, the comparable featured a slightly smaller building area than the subject suggesting a small downward adjustment. Based on the foregoing, an overall negative adjustment to this comparable was deemed necessary.

      Comparable Property Sale #2 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leaseholds interests. Although situated less than 2+/- miles to the east of the subject, the location of Comparable Sale # 2 in nearby Upper Southampton Township was thought to be inferior to the subject given the nature of the surrounding land uses at the subject property.

      Physically, this property was in similar condition at the time of sale. However, the comparable featured a partial second floor area that resulted in a positive adjustment due to its inferior utility. Economically, Comparable Sale #2 was 85 percent occupied at the time of sale as compared to the 90 percent occupied subject property. Regarding economies of scale, the comparable featured a smaller building area than the subject suggesting a negative adjustment. Based on the foregoing, an overall positive adjustment to this comparable was deemed necessary.

      Comparable Property Sale #3 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer, occurring three months ago, without any adverse leaseholds interests. Locationally, Comparable Sale #3 is considered to be slightly superior to the subject and warranted a negative adjustment as a result.

      Physically, this property was in older than the subject requiring a positive adjustment for age and condition. Economically, Comparable Sale #3 was 95 percent occupied at the time of sale as compared to the 90 percent occupied subject property. Regarding economies of scale, the comparable featured a slightly smaller building area than the subject suggesting a small downward adjustment. Based on the foregoing, an overall negative adjustment to this comparable was deemed necessary.

================================================================================


                                      -30-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #4 was reported to be an arm's length transaction accomplished market oriented financing. The conveyance took place approximately two months ago and did not involve any adverse leaseholds interest. The location of the comparable was considered to be slightly superior and warranted a small negative adjustment. The improvements at the comparable property were regarded as similar to the subject; as was its occupancy level of 89 percent at the time of sale. Regarding economies of scale, the comparable featured a smaller building area than the subject suggesting a negative adjustment. Based on the foregoing, an overall negative adjustment to this comparable was deemed necessary.

Conclusion

      The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $64.00 to $66.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $13,800,000 for the Masons Mill Business Park. This indication of value is equal to $65.15 per square foot of building area.

================================================================================


                                      -31-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

      The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      In our opinion the discounted cash flow method is the most appropriate means of income capitalization for the subject property. The discounted cash flow analysis is generally thought to be the best method for evaluating income producing properties purchased for investment. Forecasted future patterns of income and expenses are modeled to reflect perceived investor expectations.

Potential Gross Income

      Generally, office tenants pay fixed gross rent on a rentable area basis which is consistent with space measurement standards for buildings of similar vintage, plus any increases in operating expenses and real estate taxes above stipulated base year amounts. Tenant electric costs are either directly metered, submetered or rent inclusion (charged as additional rent).

Existing Leases

      Masons Mill Business Park is currently 90.8 percent occupied by eighteen tenants. The property contains 19,495+/- vacant square feet within five separate suites.

      The major tenant at the subject property, General Instrument, occupies 86,754+/- square feet within six entire buildings and a portion of a seventh building. This represents almost 41 percent of the leasable area within the Masons Mill Business Park. As noted in the Market Analysis, General Instrument is in the process of constructing a corporate headquarters in the Commonwealth Corporate Center and will be vacating all of its local space next year when the property is completed.

      The balance of the property is occupied by a mixture of national, regional and local tenants within suites ranging from 1,400+/0- square feet to 16,000+/- square feet. The credit quality for the minor tenants ranges from average to good within the context of their mostly unrated status.

      Based upon the subject's current lease expiration schedule, 72 percent of the property's rentable area is represented by leases which are due to expire within the next three calendar years. Within the following three years, 19 percent of current leases are due to expire. Thus, within our projected 10 year holding period, all of the leases currently in place will expire.

================================================================================


                                     -32-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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

                                                  Income Capitalization Approach
================================================================================

      Based upon the lease expiration schedule, we have forecasted a ten year investment holding period. The 11th year is estimated to be the reversionary year. As can be seen from the calendar year schedule, the 11th calendar year will experience a typical number of lease expirations as a percentage of total building area and, for analysis purposes, is considered a stabilized reversionary year.

Market Rental Rate

      Market rent for the vacant space within the subject property has been estimated by analyzing five comparable leases exhibited on the summary chart on the facing page.

      Comparable Rental #1 represents 19,050+/- square feet within a one story, multi-tenanted office building situated within the Horsham Business Center in Horsham Township, Montgomery County. This comparable rental was considered to be situated within a superior business park; however, physically, the comparable was regarded as equal. Economically, the space is larger than the average unit size at the subject property, warranting a positive adjustment. The lease structure of this transaction was similar to that of the subject, thus, no adjustment is needed. As a result of our comparison, with emphasis on its superior location, a negative adjustment was applied to this comparable rental.

      Comparable Rental #2 represents 15,348+/- square feet within a one story, dual-tenanted office building situated within the Horsham Business
      Center. Like the previous lease, this comparable rental was considered to be situated within a superior business park; however, physically, the comparable was regarded as equal. Economically, the space is larger than the average unit size at the subject property, warranting a positive adjustment. The lease structure of this transaction was similar to that of the subject, thus, no adjustment is needed. As a result of our comparison, with emphasis on its superior location, a negative adjustment was applied to this comparable rental.

      Comparable Rental #3 represents a 30,138+/- square foot, one story, single occupant office building situated within the Horsham Business Center. Like the other leases, this rental was considered to be locationally superior and physically equal to the subject property. Economically, the space is larger than the average unit size at the subject property, warranting a positive adjustment. The lease structure of this transaction was on a triple net basis, thus, a positive adjustment was applied. As a result of our comparison, a positive adjustment was applied to this comparable rental.

      Comparable Rental #4 represents a 44,000+/- square foot, one story, single occupant office building situated in Horsham Township. Like the other leases, this rental was considered to be locationally superior to the subject. In addition, representing new construction this property was superior to the subject property. Economically, the space is larger than the average unit size at the subject property, warranting a positive adjustment, while the lease structure of this transaction was on a triple net basis, requiring an additional positive adjustment. As a result of our comparison, a slight positive adjustment was applied to this comparable rental.

================================================================================


                                   -33-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Comparable Rental #5 represents a 4,701+/- square foot unit within a one story, multi-tenanted office building situated within the Pennsylvania Business Campus. Like the previous leases, the location of this property was thought to be superior to the subject property. Physically, the comparable was regarded as equal to the subject property. Economically, the space is similar to the average size of the subject units, thus, no adjustment is required. However, the lease structure of this transaction was on a triple net basis, requiring a positive adjustment. As a result of our comparison, a positive adjustment was applied to this comparable rental.

      The subject's contract rents average $13.15 per square foot, plus tenant electric. Certain leases within the property were signed several years ago and fall above the current market rents. Other leases, however, were signed during the past 12 to 24 months and thus, represent current market conditions. On average, we believe the contract rents within the building are at market oriented levels. The most recent leases within the property have been in the $13.00 per square foot range. These leases may be summarized as follows:

================================================================================================
                                        Most Recent Leases
================================================================================================
                                                     Area       Term      Yr/Rent
 No.          Tenant           Building   Date       (SF)       (Yrs)      (SF)      Concessions
================================================================================================
1.     Food Service Marketing    12       5/97       1,957        5       $13.12        None
------------------------------------------------------------------------------------------------
2.     Prime Public Adjusters    12       6/97       1,400        3       $13.04        None
------------------------------------------------------------------------------------------------
3.     Michael I. Levin          14       11/96      2,620        5       $13.03        None
------------------------------------------------------------------------------------------------
4      Visiting Nurses           12       7/96       3,568        2       $13.00        None
================================================================================================

      After considering the more recent leases signed at the subject property, in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for the subject property is $13.00 per square foot gross, plus electric. This rent was assumed to increase at a rate of 50 percent of CPI (3.5 percent) over an average five year term. Additionally, the tenants would also be responsible for increases in operating expenses over those incurred during the initial year of occupancy.

      The leasing brokers interviewed indicated that the Horsham/Willow Grove/Jenkintown office market has improved dramatically over the past 12 to 15 months, with rents increasing and concessions decreasing. In the view of many, the leasing market should continue to strengthen through the end of 1997. In keeping with these observations, we have assumed that market rent will increase at an average rate of 3.5 percent per annum through the projection period.

Absorption

      At present, the subject is approximately 90.8 percent leased, with a total of 19,446+/- square feet available throughout the complex. In our analysis, we have projected that this vacant space will be absorbed over the next ten months. The following chart is a presentation of the absorption schedule which we have incorporated in our analysis. We believe this schedule reflects the thinking of a knowledgeable and realistic investor in the current environment.

================================================================================


                                      -34-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

================================================================================================
                                Masons Mill Business Park
                             Projected Absorption Schedule
================================================================================================
               Leased                                 Rental         Annual
Bldg.#          Area           Date       Term         Rate         Increase         Expenses
================================================================================================
 4             2,048+/- SF     9/97       5 yrs.      $13.00         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
 8             3,325+/- SF     11/97      5 yrs.      $13.00         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
 12            3,570+/- SF     1/98       5 yrs.      $13.45         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
 14            6,503+/- SF     3/98       5 yrs.      $13.45         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
 7             4,000+/- SF     5/98       5 yrs.      $13.45         1.75%       Tenant Electric
================================================================================================

      In addition to the space which is currently vacant, we have also established an schedule for the reabsorption of the 86,754+/- square feet of space which is currently occupied by General Instrument. In that it would be most unlikely that this space will be leased to a single tenant, we have broken the space into smaller blocks of space, which are more consistent with the existing tenancy. In our analysis, we have projected that it would take almost two years to reabsorb this space after it is vacated. The following chart is a presentation of the absorption schedule which we have incorporated in our analysis. Once again, we believe this schedule reflects the thinking of a knowledgeable and realistic investor in the current environment.

================================================================================================
                                General Instrument Space
                            Projected Reabsorption Schedule
================================================================================================
               Leased                                 Rental        Annual
Bldg.#          Area           Date       Term         Rate        Increase          Expenses
================================================================================================
   1           8,708+/- SF     7/98       5 yrs.      $13.45         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
   1           8,708+/- SF     9/98       5 yrs.      $13.45         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
   2           8,000+/- SF    11/98       5 yrs.      $13.45         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
  2/3          8,000+/- SF     1/99       5 yrs.      $13.93         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
   3           8,000+/- SF     3/99       5 yrs.      $13.93         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
   9           8,000+/- SF     5/99       5 yrs.      $13.93         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
   10          9,019+/- SF     7/99       5 yrs.      $13.93         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
   10          9,020+/- SF     9/99       5 yrs.      $13.93         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
   11          8,000+/- SF    11/99       5 yrs.      $13.93         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
  9/11         8,000+/- SF     1/00       5 yrs.      $14.41         1.75%       Tenant Electric
------------------------------------------------------------------------------------------------
   13          3,300+/- SF     3/00       5 yrs.      $14.41         1.75%       Tenant Electric
================================================================================================

Reimbursable Expenses (Escalations)

      Consistent with market leasing practice for this type of real estate, the tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, repairs and maintenance, utilities, management fees and miscellaneous items occasionally incurred. A full discussion of reimbursable as well as some other, non-reimbursable expenses is found in subsequent paragraphs.

================================================================================


                                      -35-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Vacancy and Collection Loss

      A deduction must be made from the total gross revenues due an investor in the subject property to account for the possibility of vacancy and/or non-collection of rent. We have, therefore, deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. This rate has considered the creditworthiness of the tenant roster and long-term market conditions.

      Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability that the tenant will renew and a 35 percent probability that the tenant will vacate. At renewal, no down time is recognized should the tenant vacate. Regarding turnover, an average down time of approximately six months time would be reasonable. Therefore, the weighted average lag vacancy utilized between lease expirations in this report is two months.

================================================================================
                              Lag Vacancy Allowance
================================================================================
  Event       Probability       X           Down Time       =      Weighted Time
================================================================================
Rollover          65%           x          - 0 -            =       - 0 -
Turnover          35%           x            6 months       =         2 months
--------------------------------------------------------------------------------
Total            100%          Average Weighted Time        =         2 months
================================================================================

      In the initial year of the stabilized investment, there was $27,248 of lag vacancy. Additionally, credit loss was placed at $80,011 or 3 percent of potential gross revenues. Combined, the vacancy and credit loss in year one of the stabilized investment period is 4.0 percent. The reader should note that, through the subsequent 10 years of our cash flow analysis, total vacancy and credit loss are projected to amount to an average of 8.2 percent of potential gross revenues. This is more in line with current market attitudes.

Operating Expenses

      We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of these data sets.

      As can be seen, historic operating expenses at the subject property from 1994 through 1996 ranged from $3.96 to $4.22 per square foot. Current ownership budgets operating expenses at $4.22 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $4.23 per square foot at the subject property based upon the following:

      Utilities - This expense category includes energy to operate the common areas plus water and sewer charges. Historically, this cost has ranged from $0.49 to $0.65 per square foot, with a budgeted cost for 1997 of $0.57 per square foot. Thus, we have concluded a charge of $0.57 per square foot, which has been applied to the subject's occupied area. This results in a first year utility expense of $109,111.

================================================================================


                                      -36-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Vacancy and Collection Loss

      A deduction must be made from the total gross revenues due an investor in the subject property to account for the possibility of vacancy and/or non-collection of rent. We have, therefore, deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. This rate has considered the creditworthiness of the tenant roster and long-term market conditions.

      Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability that the tenant will renew and a 35 percent probability that the tenant will vacate. At renewal, no down time is recognized should the tenant vacate. Regarding turnover, an average down time of approximately six months time would be reasonable. Therefore, the weighted average lag vacancy utilized between lease expirations in this report is two months.

                             Lag Vacancy Allowance
================================================================================
  Event      Probability      X           Down Time       =        Weighted Time
================================================================================
Rollover         65%          x         - 0 -             =        - 0 -
Turnover         35%          x           6 months        =          2 months
--------------------------------------------------------------------------------
Total           100%         Average Weighted Time        =          2 months
================================================================================

      In the initial year of the stabilized investment, there was $27,248 of lag vacancy. Additionally, credit loss was placed at $80,011 or 3 percent of potential gross revenues. Combined, the vacancy and credit loss in year one of the stabilized investment period is 4.0 percent. The reader should note that, through the subsequent 10 years of our cash flow analysis, total vacancy and credit loss are projected to amount to an average of 8.2 percent of potential gross revenues. This is more in line with current market attitudes.

Operating Expenses

      We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of these data sets.

      As can be seen, historic operating expenses at the subject property from 1994 through 1996 ranged from $3.96 to $4.22 per square foot. Current ownership budgets operating expenses at $4.22 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $4.23 per square foot at the subject property based upon the following:

      Utilities - This expense category includes energy to operate the common areas plus water and sewer charges. Historically, this cost has ranged from $0.49 to $0.65 per square foot, with a budgeted cost for 1997 of $0.57 per square foot. Thus, we have concluded a charge of $0.57 per square foot, which has been applied to the subject's occupied area. This results in a first year utility expense of $109,111.

================================================================================

                                                  Income Capitalization Approach
================================================================================

      Insurance - Our files reveal a comparable cost for liability and hazard insurance to range from $0.08 to $0.22 per square foot of rentable building area. Historically, this expense has ranged from $0.12 to $0.13 per square foot at the subject property. We have stabilized insurance expense at $0.13 per square foot for this analysis after considering the subject's operating history and budgeted cost for 1997.

      Management - This item of expense provides for professional management services like collections, supervision and the preparation of all budgets. According to the subject's operating history, this cost has ranged from $0.29 to $0.42 per square foot. Our files indicate that the cost for this service typically ranges from $0.50 to $0.75 per square foot. Based upon the subject's operating history, 1997 budgeted cost of $0.43 per square foot and comparable expense data, we have concluded a management expense in the initial year of the holding period of $0.50 per square foot.

      Real Estate Taxes - This item is sensitive to a specific local jurisdiction so that a direct comparison with those expense data available from the market is not possible. However, in the Real Estate Tax and Assessments section of this report, we document the level of assessments of the subject property and comment on its reasonableness. As the subject's assessment has been recently reduced by court order and considered similar to its competition, we have utilized the actual taxes over it here.

      Cleaning - This expense item typically includes the cost for daily janitorial services including supplies. From 1994 to 1996 this expense has indicated a range from $0.47 to $0.60 per square foot, with a 1997 budgeted cost of $0.60 per square foot. However, at the present time General Instrument is taking care of its own janitorial services. Thus, the indicated unit rates are skewed by the inclusion of this space in the calculation. For the purposes of this valuation we have applied a more market oriented rate for suburban office space of $0.90 per square foot to the subject's occupied area.

      Maintenance - This expense category includes the annual cost of maintaining the facility with supplies and labor. Historically, these costs have ranged from $0.31 to $0.46 per square foot. The 1997 budgeted cost for this expense item is $0.33 per square foot. In the initial year of the investment, we have stabilized the maintenance costs at the budgeted figure of $0.33 per square foot.

      Outside Contracts - At properties like the subject, it is necessary to engage outside contractors for services that include landscaping, snow removal and trash removal. According to ownership, the costs associated with outside contracts has historically ranged from $0.50 to $0.70 per square foot. In addition, ownership has budgeted $0.56 per square foot for 1997. Thus, in the initial year of the investment, we have placed the cost for outside contracts at $0.56 per square foot.

================================================================================

                                                  Income Capitalization Approach
================================================================================

      Administrative - in the course of operation, ownership will incur administrative costs such as salaries, legal and accounting fees, etc. Historically, this expense item has ranged from $0.44 to $0.80 per square foot, with a 1997 budgeted cost of $0.78 per square foot. For purposes of this valuation, we have estimated the administrative costs to be $0.70 per square foot.

      Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, space planning, brochures, and a contingency for the unknown. Historically, this expense has ranged from $0.04 to $0.09 per square foot, with a budgeted cost of $0.17 per square foot. For this analysis, miscellaneous operating expenses are stabilized at $0.05 per rentable square foot of building area.

      Operating expenses are forecasted to increase at an average annual rate of
3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - Other, non-operating expenses of the subject property are projected in this analysis from prevailing commission schedules, construction costs, and accepted practices. We have analyzed each item of capital expenditure in an attempt to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion and experience. The following is a discussion of the other, non-operating expenses incorporated into this analysis of the subject property.

      Tenant Alterations - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost to alter and re-decorate office space for a rollover tenant is estimated to be $7.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $12.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $8.75 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.

================================================================================
                            Tenant Improvements Costs
================================================================================
  Event       Probability     X          Unit Cost       =        Weighted Cost
================================================================================
Rollover         65%          X         $ 7.00/SF        =          $ 4.55/SF
Turnover         35%          X         $12.00/SF        =          $ 4.20/SF
--------------------------------------------------------------------------------
Total           100%         Average Weighted Cost       =          $ 8.75/SF
================================================================================

================================================================================

                                                  Income Capitalization Approach
================================================================================

      Leasing Commissions - In estimating the appropriate stabilized leasing expense for the subject property, the same rollover/turnover probabilities as described above are utilized. The standard leasing commission for new tenants is 6 percent of the first year's rent, 5 percent of the second, 4 percent of the third and 3 percent of each succeeding year's contract rent, payable at lease commencement. Based upon an average five year lease term, leasing commissions are equal to 4.2 percent of total base rental income. The following is a summary of these computations.

      ==========================================================================
                          Effective Leasing Commissions
                          Average Five Year Lease Tenn
                                 Turnover Tenant
      ==========================================================================
      Lease Year       %        X     Commission            =      Weighted Rate
      ==========================================================================
           1          20%       X         6%                =          1.20%
           2          20%       X         5%                =          1.00%
           3          20%       X         4%                =           .80%
           4          20%       X         3%                =           .60%
           5          20%       X         3%                =           .60%
      --------------------------------------------------------------------------
         Total       100%      Effective Commission Rate    =          4.20%
      ==========================================================================

      For a tenant who elects to renew a lease, half of a commission is payable. On a weighted average basis, then, leasing commissions are equal to 2.84 percent of total effective base rental income over the term. The following is a presentation of these computations.

      ==========================================================================
                           Leasing Commission Expense
      ==========================================================================
         Event      Probability    X          Commission    =      Weighted Rate
      ==========================================================================
       Rollover       65%          X             2.1%       =          1.37%
       Turnover       35%          X             4.2%       =          1.47%
      --------------------------------------------------------------------------
       Total         100%          Average Weighted Rate    =          2.84%
      ==========================================================================

      Reserves - It is customary and prudent to set aside an amount annually for the replacement of short lived capital items such as roofs, parking lots, or mechanical equipment. In this analysis, we have projected an allowance for reserves of $0.10 per square foot of rentable building area which is typical in the local market place for a property like the subject. Reserves for replacements are therefore stabilized at $21,183.

      Other non-operating expenses are also forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. This too is consistent with the Cushman & Wakefield Investor Survey. Again, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

================================================================================

                                                  Income Capitalization Approach
================================================================================

      Terminal Capitalization Rate - The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period.

      ==========================================================================
                         Summary of Capitalization Rates
      ==========================================================================
        Sale                    Location                     Capitalization Rate
      #.
      ==========================================================================

          1            West Valley Business Center                 10.95%
                       Tredyffrin Township
                       Chester County, PA

          2            Southampton Office Park                     12.37%
                       Upper Southampton Township
                       Bucks County, PA

          3            Greentree Executive Campus                   9.14%
                       Evesham Township
                       Burlington County, NJ

          4            Greentree Commons                           11.46%
                       Evesham Township
                       Burlington County, NJ
      ==========================================================================
      Terminal Capitalization Rate Selected                        11.0%
      ==========================================================================

      Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys. Our survey indicates that terminal capitalization rates have ranged from 8.0 to 11.0 percent. Based on our most recent experience, we have found little variance between going in and terminal rates. For this analysis, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11 percent. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. It is projected, then, that a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $22,033,000 or $104.01 per square foot of building area.

================================================================================

                                                  Income Capitalization Approach
================================================================================

      Transaction Costs - From the projected $22,033,000 reversion to an investor in the subject property, we have deducted a total of $661,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $21,372,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - In our valuation, we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various rates of return (yield rates) currently required by investors for similar quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future benefits (cash flow and reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents. The entire survey is included among the Addenda to this report.

      ==========================================================================
                           AUTUMN 1996 INVESTOR SURVEY
                          FOR SUBURBAN OFFICE BUILDINGS
      ==========================================================================
                      GOING-IN             TERMINAL            IRR
      --------------------------------------------------------------------------
                   Low       High       Low      High      Low     High
      ==========================================================================
      Mean        8.80%      9.50%     9.30%     9.90%    11.2%    11.6%
      --------------------------------------------------------------------------
      Range       8.00%      11.0%     8.00%     11.0%    10.0%    13.0%
      ==========================================================================

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant rollovers; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy. Risk is also dependent on investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market; the supply and demand for the property type within the market; and the effective age of the property.

================================================================================

                                                  Income Capitalization Approach
================================================================================

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

      Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria presented here. Thus, we have discounted the projected future pre-tax cash flows to be received by an investor in the subject property to a present value so as to yield
      11.0 percent to 12.0 percent on capital at 25 basis point intervals over the holding period. This discounting process is summarized as follows:

      ==========================================================================
                               Investment Summary
      ==========================================================================
      Discount Rate        Present Worth         Unit Rate         Overall Rate
      ==========================================================================
         11.00%             $14,717,000         $69.47/SF             12.61%
         11.25%             $14,463,000         $68.28/SF             12.84%
         11.50%             $14,214,000         $67.10/SF             13.06%
         11.75%             $13,970,000         $65.95/SF             13.29%
         12.00%             $13,732,000         $64.82/SF             13.52%
      ==========================================================================

      Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $13,732,000 to $14,717,000. Considering the quality of the tenant roster in place at the subject, we believe a discount rate which falls toward the mid-point of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $14,214,000 which we round to $14,200,000 as an indication of market value for Masons Mill Business Park via the Income Capitalization Approach.

      This indication of value produces a skewed non-descriptive "going-in" overall capitalization rate of 13.06 percent, due to the potential for a large amount of tenant turnover at the subject property over the next 12 to 18 months with the departure of General Instrument. Additionally, based upon a currently indicated value of $14,200,000 and a projected future gross reversionary value of approximately $22,000,000, a compound annual rate of appreciation of 4.48 percent is computed. Although this percentage increase is higher than anticipated value appreciation, it was thought to be reasonable when considering the costs associated with leasing the space to be vacated by General Instrument. Finally, with regard to the composition of the internal rate of return employed here, approximately 49 percent of the expected yield is from cash flows while the balance is attributable to property reversion. Once again, this percentage, which is lower than the norm is affected by the cost associated with departure of General Instrument.

================================================================================

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property.

            Sales Comparison Approach                              $13,800,000
            Income Capitalization Approach                         $14,200,000

      The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

      In light of the above, we are of the opinion that the market value of the leased fee estate in the property, as of July 1, 1997 was:

                  FOURTEEN MILLION TWO HUNDRED THOUSAND DOLLARS

                                   $14,200,000

================================================================================

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

      Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      We certify that, to the best of our knowledge and belief:

1. Michael A. Lagreca inspected the property. John B. Rush, MAI has reviewed and approved the report and but did not inspect the property.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, John B. Rush has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ Michael A. Lagreca
--------------------------------------
Michael A. Lagreca
Valuation Advisory Services
Pennsylvania Certified
General Appraiser #GA-000218-L


/s/ John B. Rush
--------------------------------------
John B. Rush, MAI
Director
Valuation Advisory Services
Pennsylvania Certified
General Appraiser#GA-000331-L

================================================================================

                                                                         ADDENDA
================================================================================

                                 INVESTOR SURVEY
                           APPRAISERS' QUALIFICATIONS


                                      -47-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                  AUTUMN 1996 19

                                            QUALIFICATIONS OF MICHAEL A. LAGRECA
================================================================================

Professional Affiliations

      Candidate, Appraisal Institute (MAI Candidate #M88-2569)
      New Jersey Certified General Appraiser (Certificate #RG 01409) Pennsylvania Certified General Appraiser (Certificate #GA-000218-L) Pennsylvania Real Estate Broker (License #RB-047892-L)

Real Estate Experience

      Senior Appraiser, Cushman & Wakefield Valuation Advisory Services, specializing in commercial and industrial real estate appraisal and investment counseling. Cushman & Wakefield is an international full service real estate organization and a Rockefeller Group Company.

      Self-employed, real estate appraiser and consultant preparing valuation assignments on all types of real estate throughout the Delaware Valley from June, 1991 to April, 1996.

      Fee Appraiser, Louis A. Iatarola Realty Appraisal Group of Philadelphia, Pennsylvania, a full service appraisal and consulting firm, specializing in commercial and industrial appraisal assignments from August, 1985 to June, 1991.

      Fee Appraiser, Valentino H. Pasquarella Company of Fort Washington, Pennsylvania, an appraisal firm specializing in commercial, industrial and residential real estate valuations from June, 1985 to August, 1985.

      Staff Appraiser, American Appraisal Associates of Princeton, New Jersey, a national appraisal organization engaging in the valuation of industrial, commercial and special purpose real estate from January, 1981 to June, 1985.

Formal Education

      Temple University, Philadelphia, Pennsylvania
      January, 1981, Bachelor of Science, Real Estate

      Appraisal Institute, Chicago, Illinois
        Real Estate Appraisal Principals - Course 1A-1
        Basic Valuation Procedures - Course 1A-2
        Capitalization Theory and Technique Part A - Course 1 B-A
        Capitalization Theory and Technique Part B - Course 1 B-B
        Case Studies in Real Estate Valuation - Course 2-1
        Valuation Analysis and Report Writing - Course 2-2
        Standards of Professional Practice - SPP-A
        Standards of Professional Practice - SPP-B

================================================================================
DISPLAY THIS CERTIFICATE PROMINENTLY. NOTIFY AGENCY WITHIN 10 DAYS OF ANY CHANGE

                          Commonwealth of Pennsylvania

                              Department of State

                 Bureau of Professional and Occupational Affairs

                     P.O. BOX 2649 Harrisburg PA 17105-2649

            [SEAL OF BUREAU OF PROFESSIONAL AND OCCUPATIONAL AFFAIRS]

Certificate Number      Certificate Date        Issued            Expires

GA-000218-L             JUL 01 1991             JUN 15 1995       JUN 30 1997

                                                         Issued To:


/s/ Michael A. Lagreca
-----------------------------------------------------
Signature                                                MICHAEL ANTHONY LAGRECA
                                                         2060 ACORN PLACE
                                                         HUNTINGDON VLY PA 19006
/s/ Dorothy Childres
-----------------------------------------------------
Commissioner of Professional and Occupational Affairs

ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S. Section 4911
================================================================================

                                                  QUALIFICATIONS OF JOHN B. RUSH
================================================================================

Professional Affiliations

      Member, Appraisal Institute (MAI Designation #7261)
      Delaware Certified General Appraiser (Certificate #X1-0000051) Maryland Certified General Appraiser (Certificate #10041)
      New Jersey Certified General Appraiser (Certificate #RG 00808) Pennsylvania Certified General Appraiser (Certificate #GA-000331-L) Pennsylvania Real Estate Broker (License #AB043144A)
      Affiliate, Tri-State Commercial & Industrial Association of Realtors Associate, Urban Land Institute (Associate #164089)

Real Estate Experience

      Director of Cushman & Wakefield of Pennsylvania, Inc. and Manager of its Valuation Advisory Services Department in Philadelphia. Cushman & Wakefield is a international full service real estate organization and a Rockefeller Group Company.

      Senior Appraiser, Cushman & Wakefield Appraisal Division, specializing in commercial and industrial real estate appraisal and investment counseling throughout the nation from January, 1980 to September, 1985.

      Staff Appraiser, Boyle/Helbig Realty, Inc. of Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from December, 1977 to December, 1979.

      Associate, Michael Singer Real Estate Company of Philadelphia, Pennsylvania, specializing in the investment, leasing and management of local commercial and residential real estate from June, 1975 to December, 1977.

Formal Education

      Drexel University, Philadelphia, Pennsylvania
       Master of Business Administration - 1982

      Saint Joseph's College, Philadelphia, Pennsylvania
       Bachelor of Arts - 1975

      Appraisal Institute, Chicago, Illinois
       Required Courses of Study Leading to the MAI Designation
       Various Lectures and Seminars for Continuing Education Credits

      Board of Realtors, Philadelphia, Pennsylvania
       Required Courses of Study for State Licensure

                                                  Qualifications of John B. Rush
================================================================================

Qualified Expert Witness

      United States Bankruptcy Court,
      Eastern District of Pennsylvania

      United States Bankruptcy Court,
      Middle District of Pennsylvania

      Court of Common Pleas
      Dauphin County, Pennsylvania

      Board of Assessment Appeals
      Bucks County, Pennsylvania

      Board of Revision of Taxes
      City of Philadelphia

      Board of Tax Review
      City of Philadelphia

      Board of Assessment Appeals
      Dauphin County, Pennsylvania

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DISPLAY THIS CERTIFICATE PROMINENTLY. NOTIFY AGENCY WITHIN 10 DAYS OF ANY CHANGE

                          Commonwealth of Pennsylvania

                              Department of State

                 Bureau of Professional and Occupational Affairs

                     P.O. BOX 2649 Harrisburg PA 17105-2649

            [SEAL OF BUREAU OF PROFESSIONAL AND OCCUPATIONAL AFFAIRS]

Certificate Number      Certificate Date        Issued            Expires

GA-000331-L             SEP 10 1991             MAY 15 1995       JUN 30 1997

                                                        Issued To:


/s/ John B. Rush
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Signature                                               JOHN BENJAMIN RUSH
                                                        325 POWDER HORN ROAD
                                                        FORT WASHINGTON PA 19034
/s/ Dorothy Childres
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Commissioner of Professional and Occupational Affairs

ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S. Section 4911
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